UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2015

Cloud Peak Energy Inc.

 (Exact name of registrant as specified in its charter)

Delaware	001-34547	26-3088162
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 S. Gillette Ave., Gillette, Wyoming	82716
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (307) 687-6000

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement.

On January 23, 2015, Cloud Peak Energy Resources LLC (“CPER LLC”) entered into an agreement extending the term of its receivables securitization program for up to $75 million (the “Receivables Program”) by approximately three years, as described below.

On January 23, 2015, CPER LLC, as servicer, Cloud Peak Energy Receivables LLC, the various conduit purchasers, PNC Bank, National Association, as administrator, and certain related committed purchasers and purchaser agents entered into the Second Amendment to Receivables Purchase Agreement (the “Receivables Purchase Amendment”).  The Receivables Purchase Amendment, among other things, provides for an extension of the term of the Receivables Program until January 23, 2018.

The foregoing description is only a summary and is qualified in its entirety by reference to the Receivables Purchase Amendment, which is filed with this report as Exhibit 10.1 and is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01                                           Financial Statements and Exhibits

(d)              Exhibits.

10.1                        Second Amendment to Receivables Purchase Agreement, dated effective as of January 23, 2015, by and between Cloud Peak Energy Resources LLC, Cloud Peak Energy Receivables LLC, PNC Bank, National Association, as administrator, and various conduit purchasers

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLOUD PEAK ENERGY INC.

Date: January 23, 2015	By:	/s/ Bryan J. Pechersky
	Name:	Bryan J. Pechersky
	Title:	Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1

Second Amendment to Receivables Purchase Agreement, dated effective as of January 23, 2015, by and between Cloud Peak Energy Resources LLC, Cloud Peak Energy Receivables LLC, PNC Bank, National Association, as administrator, and various conduit purchasers